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As filed with the Securities and Exchange Commission on November 17, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED INDUSTRIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-2081809 (I.R.S. Employer Identification No.)

124 Industry Lane
Hunt Valley, Maryland 21030
(410) 628-3500
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant's Principal Executive Offices)

UNITED INDUSTRIAL CORPORATION
2004 STOCK OPTION PLAN
(Full Title of Plan)

Jonathan A. Greenberg
Vice President, General Counsel and Secretary
United Industrial Corporation
124 Industry Lane
Hunt Valley, Maryland 21030
(410) 628-3500
(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven L. Kirshenbaum, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036 (212) 969-3000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $1.00 per share	600,000 shares	$35.68	$21,408,000	$2,712.39

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may hereafter become issuable as a result of the adjustment provisions of the United Industrial Corporation 2004 Stock Option Plan.

(2)
Pursuant to Rule 457(c) and Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of registration fee are based upon the average of the high and low prices reported on the New York Stock Exchange on November 16, 2004, for the Registrant's shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.

        The document(s) containing the information for the United Industrial Corporation 2004 Stock Option Plan (the "Plan") specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not filed with the Commission either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428 and the Note to Part I of Form S-8. Such document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Copies of all such documents will be made available to any participant in the Plan without charge upon written or oral request to Secretary, United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030, telephone (410) 628-3500.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, filed or to be filed with the Commission, are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed.

        (a)   The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 15, 2004 (File No. 1-4252);

        (b)   The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the Commission on November 9, 2004; the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 6, 2004; the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 10, 2004; the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 17, 2004; the Registrant's Current Report on Form 8-K, with the Securities and Exchange Commission on November 9, 2004; the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004; the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 10, 2004; the Registrant's two Current Reports on Form 8-K that were filed with the Securities and Exchange Commission on September 8, 2004; the Registrant's Current Report on Form 8-K, filed with the Commission on August 6, 2004; the Registrant's Current Report on Form 8-K, filed with the Commission on May 7, 2004; the Registrant's Current Report on Form 8-K, filed with the Commission on April 6, 2004; and the Registrant's Current Report on Form 8-K, filed with the Commission on March 12, 2004;

        (c)   The description of the Registrant's shares of Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission on December 10, 1959, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description. Because such filing is not available on EDGAR, the description of the Registrant's Capital Stock contained in the Registrant's Registration Statement on Form S-3 filed with the Commission on November 12, 2004, including any amendment filed for the purpose of updating such description, is also incorporated herein by reference.

        Please note that all other documents and reports filed by the Registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents with the Commission.

        Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superceded.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers; Limitation of Liability.

        Under Section 145 of the General Corporation Law of the Sate of Delaware (the "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        Additionally, as permitted by the DGCL, the Restated Certificate of Incorporation of the Registrant provides that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law, (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit.

        The Registrant's Restated Certificate of Incorporation provides that the Registrant will indemnify its directors and officers (or its former directors or officers or any person who may have served at its request as a director or officer of another corporation of which the Registrant is an owner or creditor) against liability arising in connection with the defense of any action, suit or proceeding in which any such person is made a party by reason of having served in such a position, except to the extent any such person is adjudged to be liable for negligence or misconduct in the performance of duty. The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers (and his heirs, executors and administrators) against reasonable expenses incurred by him in connection with or arising out of any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Registrant (whether or not he is a director or officer at the time of incurring such expenses), except (i) with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer, (ii) in respect to any matter on which any settlement or compromise is effected, if the total expense in connection therewith, including the amount of such settlement, shall substantially exceed the expense which might reasonably have been paid out or incurred by such director or officer in conducting such litigation to a final conclusion, or (iii) any liability to the Registrant or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 6, 2004).
4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 6, 2004).
4.3	United Industrial Corporation 2004 Stock Option Plan.
5	Opinion of Proskauer Rose LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Proskauer Rose LLP (contained in Exhibit 5).
24	Power of Attorney is located on the signature page.

Item 9.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hunt Valley, State of Maryland, on this 17th day of November 2004.

UNITED INDUSTRIAL CORPORATION
By:	/s/ JAMES H. PERRY Name: James H. Perry Title: Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jonathan A. Greenberg and James H. Perry, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ FREDERICK M. STRADER Frederick M. Strader	President and Chief Executive Officer (Principal Executive Officer)	November 17, 2004
/s/ JAMES H. PERRY James H. Perry	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 17, 2004
/s/ WARREN G. LICHTENSTEIN Warren G. Lichtenstein	Chairman of the Board and Director	November 17, 2004
/s/ GLEN M. KASSAN Glen M. Kassan	Director	November 17, 2004
/s/ RICHARD R. ERKENEFF Richard R. Erkeneff	Director	November 17, 2004
/s/ ROBERT F. MEHMEL Robert F. Mehmel	Director	November 17, 2004
/s/ GENERAL RICHARD I. NEAL General Richard I. Neal	Director	November 17, 2004
/s/ THOMAS A. CORCORAN Thomas A. Corcoran	Director	November 17, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 6, 2004).
4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 6, 2004).
4.3	United Industrial Corporation 2004 Stock Option Plan.
5	Opinion of Proskauer Rose LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Proskauer Rose LLP (contained in Exhibit 5).
24	Power of Attorney is located on the signature page.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Items 1 and 2.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers; Limitation of Liability.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX